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                                                                   EXHIBIT 10.14

                      Banc One Capital Funding Corporation
                                150 E. Gay Street
                                   24TH Floor
                              Columbus, Ohio 43215

                                  June 28, 1999

Retirement Inns III, LLC
245 Fisher Avenue, D-1
Costa Mesa, California 92626

                Re: Loans in the aggregate amount of $13,382,200 (the "Loans") from Banc One Capital Funding Corporation ("BOCFC") to Retirements Inns III (the "Borrower"), which is a direct or indirect subsidiary or affiliate of ARV Assisted Living, Inc. ("ARV"), secured by first lien deeds of trust on assisted living properties (the "Projects")

Ladies and Gentlemen:

                This will confirm the following agreements by and among BOCFC and Borrower with respect to the Loans:

        1. In the engagement letter dated June 10, 1999 from BOCFC to ARV regarding, among other things, the above-referenced Loans (the "Engagement Letter"), ARV and the Borrower, in consideration of BOCFC making the Loans, granted to BOCFC the last right of refusal to arrange or provide any permanent financing to replace the Loans at or prior to the maturity thereof on July 1, 2001 (the "Maturity Date"). The Loans may be voluntarily prepaid by the Borrower thereof only during the one hundred eighty (180) day period immediately preceding the Maturity Date. Said last right of refusal with respect to permanent financing to replace any Loan will be extinguished if BOCFC exercises its option to extend the Maturity Date for such Loan as described in the Engagement Letter and the promissory note of the Borrower of such Loan evidencing the Loan (the "Lender Extension Option").

                The terms and conditions of such last right of refusal are as follows:

                (a) At any time within the one hundred eighty (180) day period immediately preceding the Maturity Date, Borrower may deliver to BOCFC a copy of any proposal from another lender for permanent financing ("Replacement Financing") to replace one or more of the Loans which Borrower desires to accept (the "Replacement Loan Proposal"). BOCFC will have up to ten (10) days from the date of its receipt of the Replacement Loan Proposal, within which to exercise its last right of refusal, but not obligation, by issuing an engagement letter to Borrower thereby notifying Borrower that BOCFC will attempt to arrange for or provide Replacement Financing for the Loans



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                        described in the Replacement Loan Proposal substantially
                        upon the terms and conditions set forth in the Replacement Loan Proposal. BOCFC will also have the right to exercise its Lender Extension Option with respect to such Loans until the ninetieth (90th) day immediately preceding the Maturity Date.

                (b) If BOCFC exercises its last right of refusal with respect to the Replacement Financing for any Loan or Loans, it will have a period of thirty (30) days from the date BOCFC receives all requested third party information, and property information and other underwriting due diligence information requested from Borrower, following the date of such exercise, within which to issue a binding commitment for such Replacement Financing. If BOCFC issues such binding commitment, it will have a period of two weeks following such issuance to close the Replacement Financing. If it does not issue a binding commitment for such Replacement Financing within such period, it will then be deemed to have withdrawn the exercise of its last right of refusal with respect to such Replacement Financing.

                (c) If BOCFC does not exercise its last right of refusal with respect to the Replacement Financing for any Loan or Loans within the ten (10) day period referred to in paragraph 1(a), or if, after exercising its last right of refusal with respect to such Replacement Financing, it fails to issue a binding commitment for such Replacement Financing within the time period set forth in paragraph 1(b), Borrower will be free to obtain such Replacement Financing from the lender issuing the Replacement Loan Proposal substantially upon the terms and conditions set forth in the Replacement Loan Proposal. Borrower shall not obtain Replacement Financing for any Loan without first providing BOCFC with the opportunity to exercise its last right of refusal to provide such Replacement Financing in accordance with paragraphs 1(a) and 1(b) hereof.

                (d) Notwithstanding the provisions of the preceding paragraphs, if after BOCFC has failed to exercise its last right of refusal with respect to the Replacement Financing for any Loan or Loans within the time period set forth in paragraph 1(a), or failed to issue the binding commitment for such Replacement Financing within the time period set forth in paragraph 1(b), Borrower desires to obtain such Replacement Financing from the lender which submitted the Replacement Loan Proposal or from another lender, upon Terms (as hereinafter defined) which are materially different from the Terms set forth in the Replacement Loan Proposal submitted to BOCFC with respect to such Replacement Financing, then BOCFC will have a continuing last right of refusal to arrange or provide for such Replacement Financing upon such materially different Terms and Borrower shall not obtain such Replacement Financing upon such materially different Terms from any other lender without first providing BOCFC with notice of such materially different Terms and the opportunity to exercise its last right of refusal to provide such Replacement Financing upon such materially different Terms in accordance



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                        with paragraphs 1(a) and (b) hereof. For purposes of
                        this paragraph 1, the "Terms" of any Replacement Financing shall be: (i) the interest rate; (ii) the loan amount; (iii) the term; (iv) any loan origination and other fees, equity participations, options, warrants or similar consideration provided to the lender; (v) the collateral; and (vi) the guarantor or guarantors.

        2. In connection with the Loans, Borrower and BOCFC have entered into that certain Agreement to Amend or Comply, of even date herewith (the "Agreement to Amend or Comply"), whereby the Borrower has agreed with BOCFC to, among other things, assist and cooperate with Lender in the event Lender sells the Loans in whole or in part. By this letter agreement, Borrower and BOCFC agree that such Agreement to Amend and Comply shall further extend to and apply to any refinancing of the Loans with FHA, provided, however, that such refinancing satisfies the following conditions: (i) the interest rate of the refinancing shall be identical to the applicable interest rate to the Loans;
(ii) no prepayment premium shall be due and payable by the Borrower to BOCFC with respect to the refinancing of the Loans; (iii) the terms of the refinancing shall be substantially identical to the terms of the Loans, subject to FHA requirements; and (iv) the term of the refinancing shall be for a ten (10) year period.

        3. Any breach or default by Borrower in the performance of its obligations under this letter shall constitute a default under the documents evidencing, securing and guarantying the Loans to which Borrower is a party.

                Please indicate your agreement to the terms set forth herein by signing a copy of this letter and returning it to the undersigned. Once signed by all parties, this letter shall constitute a legally binding agreement among the parties with respect to the matters set forth herein last.


                                        Very truly yours,

                                        Banc One Capital Funding Corporation

                                        By:
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                                           Michael S. Wood, Vice President



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                        Agreed this 28th day of June, 1999


                                        Retirement Inns III, LLC

                                        By:
                                           -------------------------------------
                                           Abdo H. Khoury
                                           Manager



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